Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VanEck Merk Gold Trust (the “Trust”) on Form 10-Q for the quarterly period ended October 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 8, 2023
/s/ Axel Merk
Axel Merk*
President and Chief Investment Officer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

*	The Registrant is a trust and Mr. Merk is signing in his capacities as officers of Merk Investments LLC, the Sponsor of the Registrant.

**	The original executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.